Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated and effective as of                          , 2026 (the “Effective Date”), by and between RTB Digital, Inc. (“Lender”) and                           (“Borrower”).

Lender and Borrower may each be referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Lender desires to make available to Borrower a loan in the principal amount of $                          USD on the terms set forth herein; and

WHEREAS, Borrower desires to borrow such amount from Lender and, at maturity, repay such loan;

WHEREAS, Borrower intends to use the loan to purchase from the Lender                           shares of common stock, par value $0.001 per share, of the Company (Nasdaq: RTB) (the “Company Shares”).

WHEREAS, the Borrower has provided to the Lender documentation that it has the ability to repay the loan under the Cash Repayment provision herein, and the Borrower is solvent as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1. Loan

1.1 Principal Amount

Subject to the terms of this Agreement, including approval by Lender’s Board of Directors, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, a principal amount equal to $                          USD (the “Loan”).

1.2 Funding

On the later of the Effective Date or approval by Lender’s Board of Directors, Lender shall be deemed to have funded the full amount of the Loan to Borrower and Borrower agrees that the Loan amount will be used to pay the subscription amount for the Company Shares:

1.3 Purpose

Borrower shall use the Loan proceeds solely for payment of the subscription amount to purchase the Company Shares.

2. Term; Interest; Maturity

2.1 Term

The term of the Loan shall commence on the later of the Effective Date or approval by Lender’s Board of Directors and continue until                           (the “Maturity Date”), unless earlier accelerated pursuant to this Agreement. The Borrower may prepay the Loan, in full with all accrued interest through the date of repayment, without penalty, upon five (5) business days advance notice to the Lender.

2.2 Interest

The interest rate applicable hereunder shall be the lesser of (a) twenty percent (20%) per annum or (b) the maximum rate of interest permitted to be charged under applicable law.

2.3 Amount Due at Maturity

Except as otherwise set forth below in Section 3.1, on the Maturity Date, Borrower shall repay to Lender an aggregate amount equal to $                          USD (the “Repayment Amount”), plus interest.

3. Permitted Repayment Methods; Collateral

3.1 Borrower’s Repayment

Borrower shall satisfy its obligation to repay the Repayment Amount, plus interest on the Maturity Date by payment in full of $                          and accrued interest by cash or wire transfer to an account designated by the Lender.

3.2 Stock Repayment Pursuant to Exercise of Pledged Shares

(a) If Lender has not repaid the amounts due hereunder by the Maturity Date, Lender may exercise its right to take back and cancel the Company Shares pledged by the Borrower pursuant to this Agreement to repay the Repayment Amount, and the Lender may otherwise pursue the Borrower for the accrued interest.

(b) Borrower covenants that it will hold the Company Shares until the obligations of the Borrower are satisfied in full hereunder, except as provided hereunder, free and clear of all liens, claims, pledges, security interests, options, restrictions, and encumbrances, other than restrictions arising under applicable federal and state securities.

(c) Borrower before or at the Effective Date shall deliver to Lender such stock powers, medallion guarantees, transfer instructions, issuer instructions, legal opinions, or other customary documents as are reasonably necessary to effect valid transfer of the Company Shares to the Lender in the exercise of its right to take the Company Shares in payment of the Repayment Amount.

3.4 Failure of Stock Repayment

Notwithstanding anything herein to the contrary, repayment in Company Shares of the Repayment Amount shall not be deemed completed unless and until Lender has actually received the Company Shares in the designated account or otherwise obtained legal title thereto.

3.5 Borrower Responsibility for Taxes, Fees, and Transfer Costs

Borrower shall bear all transfer agent fees, issuance fees, stamp taxes, documentary taxes, brokerage transfer fees, and other costs associated with delivery of the Company Shares, except for taxes imposed on Lender’s income.

3.5 Collateral

Borrower hereby grants Lender, to secure the payment and performance in full of the Loan, a continuing security interest in, and pledges to Lender, the Company Shares (the “Collateral”). Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable following the occurrence of a default hereunder, to give notice of sole control with any securities intermediary and take any action with respect to such Collateral to transfer the Collateral into the name of Lender and cancel the Company Shares and return them to the status of authorized but unissued shares.

4. Representations and Warranties

4.1 Mutual Representations

Each Party represents and warrants to the other that:

(a) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization;

(b) subject to approval by Lender’s Board of Directors, Lender and Borrower each have full power and authority to execute, deliver, and perform this Agreement;

(c) this Agreement has been duly authorized, executed, and delivered by such Party and constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws and general equitable principles; and

(d) the execution, delivery, and performance of this Agreement do not violate any agreement binding on such Party.

4.2 Borrower Representations

Borrower further represents and warrants that:

(a) no consent, approval, or authorization is required for Borrower to enter into and perform this Agreement, except such as have been obtained or will be timely obtained prior to the Effective Date;

(b) Borrower has the full right, power, and authority to transfer the Company Shares to Lender on the terms herein;

(c) upon delivery of the Company Shares upon exercise of the rights of Lender under this Agreement, the Company Shares will be transferred to Lender free and clear of all liens and encumbrances, other than restrictions under securities laws expressly disclosed to Lender;

(d) Borrower is not relying on Lender for legal, tax, accounting, or investment advice;

(e) neither Borrower nor, to Borrower’s knowledge, the Company is subject to any order, judgment, decree, or contractual restriction that would prevent delivery of the Company Shares contemplated hereby,

(f) the Borrower, as of the Effective Date, is solvent, meaning that the total assets of the Borrower exceed its total liabilities, and as of the Effective Date Borrower has the financial capacity to pay its debts as they become due; and

(g) the Borrower has the present intention and current ability to repay the Repayment Amount in cash; and

(h) the Borrower represents that it understands that the Company Shares are restricted stock as defined in the United States securities laws and that the Company Shares are additionally subject to a lock up agreement with the Lender and are not freely tradable because of the foregoing, and Borrower agrees that restrictive legends may be attached to the Company Shares and stop transfer orders may be placed against the Company Shares.

4.3 Borrower Acknowledgments Regarding Shares

Borrower acknowledges and agrees that:

(a) the Company Shares may constitute “restricted securities” under applicable securities laws;

(b) the Company Shares may be subject to transfer restrictions, holding periods, volume limitations, legends, or other limitations under applicable law;

(c) the Company Shares are subject to a lock up agreement;

(d) restrictive legends for the restricted nature of the securities and the lock up provisions to which the Borrower has agreed may be attached to the Company Shares and stop transfer orders may be placed against the Company Shares.

(e) Borrower is acquiring the Company Shares for its own account and not with a view to unlawful distribution, unless otherwise permitted by law; and

(g) Lender has had the opportunity to ask questions and obtain information regarding the Company Shares and the Company and has consulted its legal and financial advisers about the terms of this Agreement as the Borrower deems necessary.

5. Covenants

5.1 Notices

Any notice under this Agreement shall be in writing and delivered by email and, where applicable, overnight courier, to the addresses set forth below or such other address as a Party may designate by notice.

If to Lender:
RTB Digital, Inc.
4300 University Way NE, Suite C
Seattle, WA 98105

Email:

If to Borrower:

Notice by email shall be deemed given when sent, provided no bounce-back or delivery failure is received.

5.2 Further Assurances

Each Party shall execute and deliver such additional documents and take such further actions as may be reasonably necessary to carry out the purposes of this Agreement.

5.3 Compliance with Law

Each Party shall comply in all material respects with all laws applicable to its performance under this Agreement, including applicable sanctions, anti-money laundering, securities, and digital asset laws.

6. Events of Default; Remedies

6.1 Events of Default

Each of the following shall constitute an “Event of Default”:

(a) Borrower fails to pay the Repayment Amount and any interest when due;

(b) Borrower fails to deliver the Company Shares in accordance with Section 3 on exercise of the pledge of the Company Shares;

(c) Borrower grants to any person, other than the Lender, any right or interest in the Company Shares, including but not limited to the following: any offer, sale, contract to sell, assign, transfer, pledge, hypothecate, encumber, grant any option or right to purchase, lend, or otherwise dispose of (whether by operation of law or otherwise) any of the Company Shares or any beneficial or pecuniary interest in the Company Shares; enter into any swap, derivative, total return swap, variable prepaid forward contract, equity collar, exchangeable or convertible security, or other agreement, transaction, or arrangement that, in whole or in part, transfers to any other person (other than the Lender) any of the economic, voting, or other consequences of ownership of any of the Company Shares, whether such transaction is settled by delivery of the Company Shares, other securities, cash, or otherwise; or engage in any short sale, hedging transaction, put or call option, or similar transaction with respect to any of the Company Shares; (c) any representation or warranty of Borrower contained in this Agreement proves to have been materially false or misleading when made;

(d) Borrower breaches any material covenant under this Agreement and such breach remains uncured for three (3) Business Days;

(e) Borrower becomes insolvent, admits inability to pay debts as they come due, makes an assignment for the benefit of creditors, or becomes subject to bankruptcy, insolvency, liquidation, or similar proceedings; or

(f) any attachment, levy, or other legal process is instituted that materially impairs Borrower’s ability to perform under this Agreement.

6.2 Default Interest

Upon the occurrence and during the continuance of an Event of Default, the outstanding unpaid amount shall bear interest at twelve percent (12%) per annum above the regular rate of interest, or the maximum lawful rate if lower, from the date of default until the obligations to pay the Repayment Amount and the accrued interest are paid in full.

6.3 Remedies

Upon an Event of Default, Lender may declare all obligations of Borrower under this Agreement immediately due and payable and may exercise any rights and remedies available at law or in equity, including, but not limited to, the rights to exercise on the pledge of the Company Shares as provided herein..

7. Miscellaneous

7.1 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, negotiations, and communications, whether oral or written. Notwithstanding the foregoing, the Borrower has entered into a subscription agreement, a lock-up agreement, and stock powers with the Lender that have provisions that may have to be taken into consideration when interpreting and enforcing the provisions of this Agreement.

7.2 Amendments

No amendment or modification of this Agreement shall be effective unless in writing and signed by both Parties.

7.3 Assignment

Neither Party may assign this Agreement without the prior written consent of the other Party, except that Lender may assign this Agreement to an affiliate or successor in connection with a merger, reorganization, or transfer of substantially all of its assets.

7.4 Governing Law

Notwithstanding the place where this Agreement may be executed by any of the Parties hereto, the Parties expressly agree that all the terms and provisions hereof, and all matters arising directly or indirectly here from, shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the choice of law principles thereof.

7.5 Jurisdiction; Venue

Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action arising out of or relating to this Agreement, and waives any objection based on forum non conveniens. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.6 Waiver

No waiver of any breach or default shall be deemed a waiver of any preceding or subsequent breach or default.

7.7 Severability

If any provision of this Agreement is held invalid or unenforceable, the state or federal court is authorized to change, narrow or rewrite the invalid terms, only as strictly necessary, so that they comply with the law and the intent of the Parties instead of deleting the clause completely, and the remaining provisions shall continue in full force and effect.

7.8 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by PDF or other electronic means shall be effective as originals.

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the Effective Date.

LENDER:

RTB Digital, Inc.
By:
Name:	James Heckman
Title:	Chief Executive Officer

BORROWER:

Name: